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As filed with the Securities and Exchange Commission on August 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0266089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive, Suite 110
San Diego, California 92121
Tel: (858) 552-2200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ginger L. Graham
President and Chief Executive Officer
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, California 92121
Tel: (858) 552-2200
Fax: (858) 552-2212
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lloyd A. Rowland Vice President and General Counsel Amylin Pharmaceuticals, Inc. 9360 Towne Centre Drive, Suite 110 San Diego, California 92121 Tel: (858) 552-2200 Fax: (858) 552-1936	Thomas A. Coll, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-9109 Tel: (858) 550-6000 Fax: (858) 550-6420

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-75066

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock(2)	65,074	$2,125,328.95	$250.16

(1)
Calculated pursuant to rule 457(o) under the Securities Act.
(2)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

        This registration statement is being filed to register an additional 65,074 shares of our common stock, par value $.001 per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-75066) which was declared effective on January 25, 2002, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 29, 2005.

AMYLIN PHARMACEUTICALS, INC.
By:	/s/ MARK G. FOLETTA Mark G. Foletta Vice President, Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date
By:	/s/ * Ginger L. Graham, President, Chief Executive Officer and Director (principal executive officer)	August 29, 2005
By:	/s/ Mark G. Foletta Mark G. Foletta, Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	August 29, 2005
By:	/s/ * Joseph C. Cook, Chairman of the Board	August 29, 2005
By:	/s/ * Vaughn D. Bryson, Director	August 29, 2005
By:	/s/ * Howard E. Greene, Jr., Director	August 29, 2005
By:	/s/ * Terrance H. Gregg, Ph.D., Director	August 29, 2005
By:	/s/ * Jay S. Skyler, M.D., Director	August 29, 2005
By:	Joseph P. Sullivan, Director	August 29, 2005
By:	Thomas R. Testman, Director	August 29, 2005
By:	James N. Wilson, Director	August 29, 2005
*By:	/s/ Mark G. Foletta Mark G. Foletta Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (included as Exhibit 5.1 to this filing).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney(1)

(1)
Previously filed on the signature page to Registrant(1)s registration statement on Form S-3 (No. 333-75066), filed with the SEC on December 13, 2001.

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EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS